Exhibit 99.2

To assist shareholders in better understanding the name change process and how it may affect their shares of the Bancorp’s common stock, the Bancorp today published Frequently Asked Questions regarding the name change, which are set forth below. These FAQs are also available on the Bancorp’s website at www.ibankpeoples.com under the tab “Investors Relations – Other Information – FAQs.”

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Q: What will be the new name and logo of the Bancorp?

A: We are proposing to change the name of the Bancorp to “Finward Bancorp.” If our shareholders approve this proposal, even though our name will change, we will remain the same legal entity as before. To view our new logo, please visit our website at www.ibankpeoples.com and click on the tab "Investor Relations".

Q: Why does the Bancorp want to change its name?

A: Our principle reason for recommending the name change is to align the Bancorp’s corporate name with the changing dynamics of the business direction of the Bancorp, including those that have occurred in recent years and those that are expected to occur in future years. Specifically, we believe the change of the Bancorp’s name to “Finward Bancorp” better reflects the Bancorp’s current geographic footprint, which encompasses not just Northwest Indiana but also the South Suburban Chicagoland region in Illinois, and identifies and associates the name and image of the Bancorp and its subsidiaries with the banking and financial products and services the Bancorp currently offers and intends to offer in the future, as well as the Bancorp’s commitment to invest in technology that enhances the customer experience and drives operating efficiency. At the same time, the new name will continue to represent the Bancorp’s mission and values, namely to help customers and communities be more successful, while grounded in the shared values of stability, integrity, community, and excellence.

Q: When will the name change become effective?

A: If the name change is approved by our shareholders at the Special Meeting, we intend for the name change to become legally effective as soon as possible on or after March 3, 2021. We expect to begin trading under our new name, and a new ticker symbol, on the OTC Pink Marketplace as soon as reasonably possible after March 3, 2021.

Q: Will Peoples Bank be changing its name as well?

A: No. The name of the Bank will remain “Peoples Bank.”

Q: Will the Bancorp’s common stock trade under a new ticker symbol?

A: We will apply with OTC Markets Group, Inc. to change our ticker symbol to “FNWD.” If the name change is approved at the Special Meeting and our new ticker symbol is approved by the OTC Markets Group, Inc., we expect to begin trading under our new ticker symbol on the OTC Pink Marketplace as soon as reasonably possible after March 3, 2021.

Q: How will the name change impact the Bancorp’s shareholders? Can I still trade my shares of the Bancorp’s common stock?

A: The name change will not impact your shares of the Bancorp’s common stock, and you will continue to be able to trade the Bancorp’s stock. If the name change is approved as discussed above, we expect our common stock to begin trading under our new name and ticker symbol as soon as reasonably possible after March 3, 2021. Our new name and logo will appear on our website, account statements, dividend checks, and all other communications and filings with the Securities and Exchange Commission (“SEC”) regarding the Bancorp going forward.

Q: Should I send in my stock certificates in connection with the name change?

A: No. Do not send us your stock certificates. Following the name change, each stock certificate representing issued and outstanding shares of our common stock will continue to represent the same number of shares of common stock of the Bancorp. If you have physical stock certificates, it will not be necessary for you to exchange your existing stock certificates for stock certificates of the Bancorp following the name change, and if you voluntarily choose to do so, it will be at your own cost.

Q: How does this change affect relationships with customers, vendors, and other counterparties?

A: The name change will not affect the Bancorp’s or the Bank’s relationships with customers, vendors, and other counterparties. The Bancorp will still be the same legal entity after the name change, so all of our outstanding agreements, relationships, and obligations will continue with full force and effect.

Q: Is our website changing?

A: Our website will continue to be www.ibankpeoples.com after the name change. While all of the references to the Bancorp on our website will change to reflect the new name “Finward Bancorp,” the name of the Bank will not change and customers will be able to access the same banking services through our website as before the name change. In addition, shareholders will be able to access our Investors Relations page in the same manner as before the name change at www.ibankpeoples.com under the tab “Investor Relations.”

Q: What do I need to do now?

A: We urge you to carefully read the Proxy Statement for the Special Meeting that has been delivered to you and which is available for viewing on the SEC’s website at www.sec.gov, and on our website at www.ibankpeoples.com under the tab “Investors Relations – SEC Filings,” consider the name change proposal, and then mail your completed, dated, and signed proxy card enclosed with the Proxy Statement, or vote by following the related internet or telephone voting instructions as soon as possible so that your shares can be voted at the Special Meeting.

Q: How does the Bancorp’s Board of Directors recommend shareholders vote?

A: Our Board of Directors recommends that shareholders vote “FOR” the approval of the amendment to our Articles of Incorporation to change the name of the Bancorp to “Finward Bancorp.”

Q: What happens if the name change is not approved by the shareholders or is otherwise not completed?

A: If the name change is not approved by our shareholders, the name change will not be completed and we will continue to carry on our business as presently conducted.

Q: What happens if I sell my shares of the Bancorp before the Special Meeting?

A: The record date for the Special Meeting was January 22, 2021, which is earlier than the date of the Special Meeting. If you sell or otherwise transfer your shares of common stock of the Bancorp after the record date but before the Special Meeting, you will retain your right to vote at the Special Meeting, but you will not hold an interest in the Bancorp in respect of such shares after the name change is completed.

Q: Where can I find more information about the name change and the Bancorp?

A: We file annual, quarterly, and other reports, proxy statements and other information with the SEC which can be accessed by you, without charge, on the SEC’s website at www.sec.gov. We also make available free of charge through our website at www.ibankpeoples.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A, and all amendments to those reports.

If you have additional questions about the name change, you may contact the Bancorp at the following address or telephone number or via the internet at:

NorthWest Indiana Bancorp
9204 Columbia Avenue
Munster, Indiana 46321
Attn: Shareholder Services
(219) 836-4400
Website: www.ibankpeoples.com

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About NorthWest Indiana Bancorp

NorthWest Indiana Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 22 locations in Lake and Porter Counties in Northwest Indiana and South Chicagoland. NorthWest Indiana Bancorp’s common stock is quoted on the OTC Pink Marketplace under the symbol NWIN. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and NorthWest Indiana Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of NWIN.  For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include: the significant risks and uncertainties for our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of our remote work arrangements and staffing levels in branches and other operational facilities, and actions taken by governmental authorities and other third parties in response to the pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; customer acceptance of NWIN’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance, and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us.

Important Additional Information for Shareholders and Where to Find It

In connection with the Bancorp’s Special Meeting, the Bancorp has filed with the SEC and furnished to the Bancorp’s shareholders a definitive proxy statement dated January 27, 2021 (the “Proxy Statement”). SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE SPECIAL MEETING AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Proxy Statement and other relevant materials, and any other documents the Bancorp has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain copies of the documents the Bancorp has filed with the SEC, free of charge, from the Bancorp at www.ibankpeoples.com under the tab “Investor Relations – SEC Filings.” Alternatively, these documents can be obtained free of charge from the Bancorp upon written request to NorthWest Indiana Bancorp, Attn: Shareholder Services, 9204 Columbia Avenue, Munster, Indiana 46321, or by calling (219) 836-4400. The information available through the Bancorp’s website is not and shall not be deemed part of this document or incorporated by reference into other filings the Bancorp makes with the SEC.

The Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Bancorp’s shareholders with respect to the Special Meeting that will be held to consider the proposed name change of the Bancorp. Information about the directors and executive officers of the Bancorp is set forth in the Bancorp’s Annual Report on Form 10-K filed with the SEC on March 16, 2020, in the proxy statement for the Bancorp’s 2020 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 3, 2020, and in the Proxy Statement filed with the SEC on Schedule 14A on January 27, 2021 in connection with the Special Meeting. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the Special Meeting. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.